UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SUN BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2018

Dear Stockholder:

The Board of Directors of Sun BioPharma, Inc. joins us in extending an invitation to attend our 2018 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 22, 2018, at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, commencing at 2:30 p.m. local time. On or about April 16, 2018, a full set of proxy materials will be mailed to each stockholder.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend in person. Please vote electronically over the Internet or, if you request and receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do attend the Annual Meeting and desire to vote in person, you may do so by following the procedures described in the proxy statement even if you have previously sent a proxy.

On behalf of the Board of Directors and management, it is our pleasure to express our appreciation for your continued support.

We hope that you will be able to attend the Annual Meeting.

Very truly yours,

/s/ Michael T. Cullen	/s/ David B. Kaysen

Michael T. Cullen, M.D., M.B.A.	David B. Kaysen
Executive Chairman of the Board	President and Chief Executive Officer

SUN BIOPHARMA, INC.
712 Vista Boulevard #305
Waconia, Minnesota 55387

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2018

To the Stockholders of Sun BioPharma, Inc.:

Notice is hereby given that the 2018 Annual Meeting of Stockholders of Sun BioPharma, Inc., a Delaware corporation, will be held on May 22, 2018, at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, commencing at 2:30 p.m. local time, for the following purposes:

1.	Election of two Class II directors.

2.	Ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Act on any other matters that may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 29, 2018, the record date for the meeting set by the Board of Directors, are entitled to notice of the Annual Meeting and may vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors,

/s/ David B. Kaysen

David B. Kaysen
Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible. If you attend the meeting, you may vote your shares in person if you wish, whether or not you submit a proxy in advance of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2018

Our Proxy Statement for the 2018 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, are available at https://www.rdgir.com/sun-biopharma-inc.

i

SUN BIOPHARMA, INC.
712 Vista Boulevard #305
Waconia, Minnesota 55387

PROXY STATEMENT

The Board of Directors of Sun BioPharma, Inc. (our “Company”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 22, 2018, and at any adjournment or postponement of the meeting.

The Annual Meeting will be held at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota. Registration for the Annual Meeting will begin at 2:00 p.m., local time. The Annual Meeting will commence at 2:30 p.m., local time. This solicitation is being made by mail; however, we also may use our officers, directors and employees (without providing them with additional compensation) to solicit proxies from stockholders in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about April 16, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Board of Directors is soliciting your proxy for use at the Annual Meeting because you owned shares of our common stock at the close of business on March 29, 2018, the record date for the Annual Meeting (the “Record Date”), and, therefore, are entitled to notice of the Annual Meeting and may vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person or persons to vote on your behalf. By completing and returning the enclosed proxy card or voting in accordance with the instructions set forth therein, you are giving David B. Kaysen and Scott Kellen, the proxy holders, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate. If you do not give direction with respect to any nominee or other proposal, the proxy holders will vote your shares as recommended by the Board of Directors. The proxy holders are authorized to vote in their discretion if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	Who can vote?

A:

You can vote if you were a stockholder at the close of business on the Record Date. On that date, there were a total of 4,093,852 shares of our common stock outstanding, which shares were held by 199 record holders. This proxy statement and any accompanying proxy card, along with the annual report on Form 10-K for the fiscal year ended December 31, 2017, were first made available to you beginning on or about April 16, 2018. This proxy statement summarizes the information you need to complete and submit your proxy or to vote at the Annual Meeting.

Q:	Who can attend the Annual Meeting?

A:

All stockholders as of the Record Date, or their duly appointed proxy holders, may attend the Annual Meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend or vote at the Annual Meeting.

Q:	What proposals am I being asked to vote on?

A:	You are voting on:

●	Proposal 1 – Election of two Class II directors.

●	Proposal 2 – Ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q:	How does the Board of Directors recommend I vote on the proposals?

A:	The Board is soliciting your proxy and recommends you vote:

●	FOR each of the Class II director nominees (see Proposal 1); and

●	FOR the ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the year ending December 31, 2018 (see Proposal 2).

Q:	What constitutes a quorum?

A:

A majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business at the Annual Meeting. As of the Record Date, 4,093,852 shares of our common stock were issued and outstanding and 2,046,927 shares of our common stock constituted a majority of the voting power. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q:	What vote is required to approve each proposal?

A:

Proposal 1 – Election of two Class II directors - Provided a quorum is present at the Annual Meeting, the two nominees receiving a plurality (i.e., greatest number) of the votes cast for all nominees will be elected, regardless of whether any such nominees receive votes from a majority of the shares represented (in person or by proxy) at the Annual Meeting.

Proposal 2 – Ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 - Provided a quorum is present at the Annual Meeting, this proposal will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the proposal.

Q:	What is the effect of broker non-votes and abstentions?

A:

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have or does not exercise discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the Annual Meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to any non-discretionary proposals. Nominees will not have discretionary voting power with respect to any matter to be voted upon at the Annual Meeting, other than the ratification of the selection of our independent registered public accounting firm. Broker non-votes will have no effect on the election of Class II directors, ratification of the independent registered public accounting firm, and any other item properly presented at the Annual Meeting.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Abstentions will have no effect on the voting for the election of directors or any of the proposals.

Q:	How will the proxy holders vote on any other business brought up at the Annual Meeting?

A:

By submitting your proxy, you authorize the proxy holders to use their judgment to determine how to vote on any other matter brought before the Annual Meeting, or any adjournments or postponements thereof. We do not know of any other business to be considered at the Annual Meeting.

Q:	How do I vote my shares?

A:	If you are a stockholder of record, you may vote your shares of common stock at the Annual Meeting using any of the following methods:

●

Proxy card—The enclosed proxy card is a means by which a stockholder may authorize the voting of the stockholder’s shares of common stock at the Annual Meeting. The shares of common stock represented by each properly executed proxy card will be voted at the Annual Meeting in accordance with the stockholder’s directions. We urge you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to our stock transfer agent, VStock Transfer, LLC, in the enclosed envelope or via facsimile transmission at the number identified on your proxy card. If you sign and return the proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors.

●

Internet—If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card with you when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

●

In person at the Annual Meeting—All stockholders of record as of the Record Date may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or vote by internet or telephone ahead of time so that your vote can be counted if you later decide not to attend.

You are a “beneficial owner” of shares held in “street name,” rather than a “stockholder of record,” if your shares are held in the name of a broker, bank, trust or other nominee as a custodian, and this proxy statement and the accompanying notice were forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares. You may vote by proxy by completing the voting instruction form provided by your custodian. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted at the Annual Meeting by:

●	Submitting a new proxy with a more recent date than that of the first proxy given before 11:59 p.m. EDT on May 21, 2018, by following the Internet voting instructions;

●	Completing, signing, dating and returning a new proxy card to us, which must be received by us before the time of the Annual Meeting; or

●	If you are a registered stockholder, by attending the meeting in person and delivering a proper written notice of revocation of your proxy.

Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it – that is, by Internet, facsimile or mail.

Q:	Who will count the votes?

A:

All proxies submitted will be tabulated by our transfer agent, VStock Transfer, LLC. All shares voted by stockholders of record present in person at the 2018 Annual meeting will be aggregated with the proxies reported by VStock Transfer, LLC by our Corporate Secretary, or his designee, who will also act as inspector of election for the Annual Meeting.

Q:	Is my vote confidential?

A:	All proxies and all vote tabulations that identify an individual stockholder are confidential. Your vote will not be disclosed except:

●	To allow our independent proxy tabulator to tabulate the vote;

●	To allow the inspector of election to certify the results of the vote; and

●	To meet applicable legal requirements.

Q:	What shares are included on my proxy?

A:	Your proxy will represent all shares registered to your account in the same social security number and address.

Q:	What happens if I don’t vote shares that I own?

A:

Shares registered in your name. If you do not vote shares that are registered in your name by voting in person at the Annual Meeting or by proxy through the Internet, facsimile or mail as described on the proxy card, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

Shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See “What is the effect of broker non-votes and abstentions?” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

Q:	What if I do not specify how I want my shares voted?

A:

If you are a registered stockholder and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular matter, we will vote your shares in accordance with the recommendations of the Board of Directors as set forth above with respect to matters described in the proxy statement.

If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I revoke or change my vote?”

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should follow voting instructions for all proxy cards you receive.

Q:	How many votes can I cast?

A:

You are entitled to one vote per share on all matters presented at the Annual Meeting or any adjournment or postponement thereof. Our stockholders do not have a right to cumulate their votes for the election of directors or otherwise.

Q:	When are stockholder proposals and nominees due for the 2019 Annual Meeting of Stockholders?

A:

If you want to submit a stockholder proposal or nominee for the 2019 Annual Meeting of Stockholders, you must submit the proposal in writing to our Secretary at Sun BioPharma, Inc., 712 Vista Boulevard #305, Waconia, Minnesota 55387, so it is received by the relevant date set forth below under “Submission of Stockholder Proposals and Nominations.”

Q:	How is this proxy solicitation being conducted?

A:

We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mails, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

PROPOSAL 1:
ELECTION OF CLASS II DIRECTORS

Our business is overseen by a Board of Directors divided into three classes as nearly equal in number as possible, and directors typically are elected to a designated class for a term of three years. The Board has fixed at two the number of directors to be elected to the Board at the 2018 Annual Meeting of Stockholders. Based upon the recommendation of its Nominating and Governance Committee, the Board of Directors has nominated Michael T. Cullen, M.D., M.B.A. and D. Robert Schemel to stand for election for three-year terms. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees named below. The following table sets forth certain information regarding the current members of our Board of Directors:

Name	Age	Position(s)
Michael T. Cullen	72	Executive Chairman of the Board and Director
Suzanne Gagnon	61	Chief Medical Officer and Director
Dalvir S. Gill	60	Director
David B. Kaysen	68	President, Chief Executive Officer and Director
Jeffrey S. Mathiesen	57	Director
J. Robert Paulson, Jr.	61	Director
Paul W. Schaffer	75	Director
D. Robert Schemel	63	Director

The Board of Directors has fixed at two the number of directors to be elected to the Board at the 2018 Annual Meeting of Stockholders. Based upon the recommendation of its Nominating and Governance Committee, the Board of Directors has nominated Michael T. Cullen, M.D., M.B.A. and D. Robert Schemel to stand for election for three-year terms. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees named below.

Nominees for Class II Directors – Terms Expiring in 2021

Each of the nominees named below are current directors of our Company and each nominee has indicated a willingness to serve as a director for the term to which he or she is elected, but in case any nominee is not a candidate at the meeting for any reason, the proxy holders named in our form of proxy may vote for a substitute nominee in their discretion or our Board of Directors may recommend that the number of directors to be elected be reduced. The following table sets forth certain information regarding each director nominee:

Michael T. Cullen, M.D., M.B.A., has served as Executive Chairman of the board and as a director of our Company since the effective time of the Merger. Dr. Cullen brings 30 years of pharmaceutical experience to our Company, including expertise in working with development-stage companies in planning, designing and advancing drug candidates from preclinical through clinical development. Dr. Cullen co-founded SBR in November 2011 and had continuously served as Chairman its board of directors since that date. He previously served as its Chief Executive Officer and President of SBR from November 2011 to June 2015. Dr. Cullen provided due diligence consulting to the pharmaceutical industry from 2009 to 2011, after one year in transition consulting to Eisai Co., Ltd. He developed several oncology drugs as Chief Medical Officer for MGI Pharma Inc. from 2000 to 2008, and previously at G.D. Searle, SunPharm Corporation, and as Vice President for Clinical Consulting at IBAH Inc., the world’s fifth largest contract research organization, where he provided consulting services on business strategy, creating development plans, regulatory matters and designing clinical trials for several development stage companies in the pharmaceutical industry. Dr. Cullen was also a co-founder and Chief Executive Officer of IDD Medical, a pharmaceutical start-up company. Dr. Cullen joined 3M Pharmaceuticals in 1988 and contributed to the development of cardiovascular, rheumatology pulmonary and immune-response modification drugs. Over the course of his career Dr. Cullen has been instrumental in obtaining the approval of ten drugs, including three (3) since 2004: Aloxi®, Dacogen® and Lusedra®. Board-certified in Internal Medicine, Dr. Cullen practiced from 1977 to 1988 at Owatonna Clinic, Owatonna, MN, where he served as president. Dr. Cullen earned his MD and BS degrees from the University of Minnesota and his MBA from the University of St. Thomas and completed his residency and Board certification in Internal Medicine through the University of North Carolina in Chapel Hill and Wilmington, NC.

D. Robert Schemel has served as a director since the effective time of the Merger. Mr. Schemel had previously served as a director of SBR since March 2012. Mr. Schemel has over 39 years’ experience in the agriculture industry. From 1973-2005, Mr. Schemel owned and operated a farming operation in Kandiyohi County, Minnesota, building a 5,000-acre operation producing corn, soybeans and sugar beets. Mr. Schemel has extensive experience in serving on boards of directors. From 1992-1996 he served as a board member for ValAdCo and then from 1996-2003 he served as the Chairman of the Board for Phenix Biocomposites. We believe that Mr. Schemel brings business insight and leadership as well as significant experience in the development and growth of early stage companies.

Class I Directors – Terms Expiring in 2020

Suzanne Gagnon, M.D., has served as our Chief Medical Officer and as a director of our Company since September 4, 2015. Dr. Gagnon had previously served as a director of Sun BioPharma Research, Inc. (“SBR”), a former affiliate of the Company, since June 2015 and as its Chief Medical Officer since January 2015. Previously, Dr. Gagnon served as the Lead Clinical Consultant to the Company. Prior to working for the Company, Dr. Gagnon was the President of Gagnon Consulting LLC from July 2014 through December 2014 consulting on medical, safety and regulatory matters. From December 2001 through July 2014, Dr. Gagnon had acted as the Chief Medical Officer for three companies, ICON Clinical Research, Nupathe, Inc. and Idis, Inc.

David B. Kaysen has served as our President and Chief Executive Officer and as a director of our Company since September 4, 2015. Mr. Kaysen had previously served as the President of SBR since August 2015 and as Chief Executive Officer and as a director of SBR since July 2015. Prior to joining the Company, Mr. Kaysen was a self-employed medical technology consultant since April 2013. Mr. Kaysen previously was the President, Chief Executive Officer and a board member of Uroplasty, Inc. (now Cogentix Medical, Inc.), a publicly traded medical device company, from May 2006 through April 2013. Prior to that, Mr. Kaysen served as President and CEO and as a director of Diametrics Medical, a publicly traded diagnostics company, and Rehabilicare Inc. (now Compex Technologies), a publicly traded neuromodulation medical device company. Mr. Kaysen holds a Bachelor of Science in Business Administration from the University of Minnesota.

Paul W. Schaffer has served as a director since September 4, 2015. Mr. Schaffer had previously served as a director of SBR since January 2014. Mr. Schaffer graduated from Minnesota Pharmacy School in 1966. He owned and operated a compounding pharmacy, Bloomington Drug, for 42 years. Mr. Schaffer is an experienced biotech investor. We believe that Mr. Schaffer brings a wealth of experience in pharmaceutical development and manufacturing to the Board of Directors, as well as knowledge of regulations and issues facing pharmaceutical companies.

Class III Directors –Terms Expiring in 2019

Dalvir S. Gill, Ph.D. has served as a director of our Company since March 2016. Mr. Gill has served as the Chief Executive Officer and a director of TransCelerate BioPharma, Inc., a nonprofit organization focused on improving the health of people around the world by simplifying and enhancing the research and development of innovative new therapies since January 2013. Previously, he was the President of Phase II-IV Drug Development at PharmaNet-i3, an international contract research organization, from July to December 2012. Dr. Gill earned his B.Sc. in Applied Biology from the University of Hertfordshire and his Ph.D. in Pathobiology from the Royal Free Hospital School of Medicine, University of London. He also holds a diploma in the health economics of pharmaceuticals from the executive program of the Stockholm School of Economics. Dr. Gill has more than 25 years of drug development experience. We believe that Dr. Gill brings strategic insight and leadership and a wealth of experience in the pharmaceutical industry to the Board of Directors, as well as knowledge of the regulatory and clinical requirements associated with the development of new drug compounds.

Jeffrey S. Mathiesen has served as a director of our Company since September 2015. He has served as Chief Financial Officer of Gemphire Therapeutics Inc., a publicly traded biopharmaceutical company since January 2015. Previously, he served as Chief Financial Officer of Sunshine Heart, Inc., a publicly traded medical device company, from March 2011 to January 2015. From December 2005 to April 2010, Mr. Mathiesen served as Vice President and Chief Financial Officer of Zareba Systems, Inc., a manufacturer and marketer of medical products, perimeter fencing and security systems that was purchased by Woodstream Corporation in April 2010. Mr. Mathiesen has held executive positions with publicly traded companies dating back to 1993, including vice president and chief financial officer positions. Mr. Mathiesen also serves as a director of NeuroOne, Inc., a publicly traded medical device company. Mr. Mathiesen holds a B.S. in Accounting from the University of South Dakota and is also a Certified Public Accountant. We believe that Mr. Mathiesen brings financial insight and leadership and a wealth of experience in capital markets to the Board of Directors, as well as knowledge of public company accounting and financial reporting requirements.

J. Robert Paulson, Jr., J.D., M.B.A. has served as a director of our Company since September 2015. Mr. Paulson has served as President, CEO, and a director of NxThera, Inc., a venture-funded medical device company developing a novel convective water vapor energy system to treat a variety of endourological conditions, including benign prostatic hyperplasia (BPH) and prostate cancer since 2009. Previously, he was President, CEO and a director of Restore Medical Inc. from 2005 until its acquisition by Medtronic in July 2008. He was CFO and VP of Global Marketing for Endocardial Solutions, which was acquired by St. Jude Medical in 2005. Before that, he was the Sr. VP/General Manager of Advanced Bionics, and held several executive positions with Medtronic, including VP/General Manager of the Surgical Navigation Technologies business, VP Corporate Strategy, and Director of Corporate Development. Mr. Paulson has held senior positions in marketing, corporate development, legal and finance at General Mills, and practiced corporate, M&A and securities law with the Minneapolis law firm of Lindquist & Vennum. He has served as a director of Veran Medical since 2008, and is a former director of Ablation Frontiers, Vascular Solutions and Medical CV. We believe that Mr. Paulson brings strategic insight and leadership and a wealth of experience in healthcare to the Board of Directors, as well as knowledge of capital markets and early stage companies.

Required Vote and Board Recommendation

Directors are elected by a plurality of votes present and entitled to vote. Provided that a quorum is present, the two nominees receiving the highest number of votes will be elected. The votes cannot be cast for a greater number of persons than two.

The Board of Directors unanimously recommends that you vote “FOR” each of the nominees for Class II Directors listed above.

CORPORATE GOVERNANCE

In accordance with applicable laws and our bylaws, the business and affairs of the Company are governed under the direction of the Board of Directors. The system of governance practices we follow is set forth in our corporate governance guidelines and in the charters of each of the committees of the Board of Directors. The corporate governance guidelines set forth the practices our board will follow with respect to its duties, committee matters, director qualifications and selection process, director compensation, director share ownership, director orientation and continuing education, executive evaluation, management succession and annual evaluation of the Board of Directors and committees. We also have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. The corporate governance documents of the Company are reviewed periodically to ensure effective and efficient governance and compliance in a timely manner with all laws.

Corporate governance information, including the corporate governance guidelines, committee charters and the code of business conduct and ethics applicable to our directors, officers and employees is posted on our website at www.sunbiopharma.com under the “Investors” page. We plan to post to our website at the address described above any future amendments or waivers to our code of ethics and business conduct.

Board Leadership Structure

Our Board of Directors is led by our Executive Chairman, Michael T. Cullen. As Executive Chairman, Dr. Cullen (a) has the responsibility to call and preside over meetings of our Board of Directors, (b) preside over our annual meetings, (c) has primary responsibility in setting board agendas in consultation with our Chief Executive Officer, (d) has the ability to represent us with external stakeholders if approved by our Board of Directors, and (e) has the responsibility to seek input from other independent directors, facilitate discussions among the independent directors, and communicate such viewpoints to our Chief Executive Officer. We believe that this leadership structure (a) enhances the functionality of our Board of Directors, (b) strengthens communications between the board and our Chief Executive Officer, and (c) strengthens our board’s independence from management. In addition, this structure allows our Chief Executive Officer, David B. Kaysen, to focus his efforts on running our business and managing us in the best interests of our stockholders. Our Board of Directors believes that its current structure is the appropriate one at this time.

Nominating Process and Board Diversity

The Nominating and Governance Committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders or use of a director search firm. Stockholders who wish to suggest qualified candidates may write to the attention of the chairman of our Nominating and Governance Committee at Sun BioPharma, Inc., 712 Vista Boulevard #305, Waconia, Minnesota 55387. All recommendations should state in detail the qualifications of such person for consideration by the committee and should be accompanied by an indication of the recommended person’s willingness to serve if elected. The committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.

Candidates for director are reviewed in the context of the current composition of our Board of Directors, our operations and the long-term interests of our stockholders. We do not have a policy regarding the consideration of diversity in identifying director nominees.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board of Directors has determined that Messrs. Gill, Mathiesen, Paulson, Schaffer and Schemel are “independent directors” as defined under the applicable rules of The Nasdaq Stock Market, LLC, which we have voluntarily adopted as our standard for director independence.

Communications with our Board of Directors

You may contact our Board of Directors or any director by mail addressed to the attention of our Board of Directors or the specific director identified by name or title, at 712 Vista Boulevard #305, Waconia, Minnesota 55387. All communications will be submitted to our Board of Directors or the specified director on a periodic basis.

Board Meetings and Attendance

Our Board of Directors, held nine meetings during 2017. Each director attended at least 75% of the meetings of our Board of Directors and the committees on which he or she served held during their service as a director or member of the committee in the year ended December 31, 2017.

Director Attendance at Annual Meeting

We do not have a formal policy regarding attendance of directors at our annual meeting of stockholders. Five directors were present at our annual meeting of stockholders held in 2017.

Committees of the Board of Directors

Our Board of Directors has established three standing committees: Audit, Compensation, and Nominating and Governance. The membership of each committee is as follows:

Committees
Director	Audit	Compensation	Nominating and Governance	Independent Directors
Michael T. Cullen	–	–	–
Suzanne Gagnon	–	–	–
Dalvir S. Gill	–	–	Member	✓
David B. Kaysen	–	–	–
Jeffrey S. Mathiesen	Chair	–	Member	✓
J. Robert Paulson, Jr.	–	Member	Chair	✓
Paul W. Schaffer	Member	Member	–	✓
D. Robert Schemel	Member	Chair	–	✓

Audit Committee

The Audit Committee’s primary functions, among others, are to: (a) assist the Board of Directors in discharging its statutory and fiduciary responsibilities with regard to audits of the books and records of our Company and the monitoring of its accounting and financial reporting practices; (b) carry on appropriate oversight to determine that our Company and its subsidiaries have adequate administrative and internal accounting controls and that they are operating in accordance with prescribed procedures and codes of conduct; and (c) independently review our Company’s financial information that is distributed to stockholders and the general public. The Audit Committee held four meetings during 2017. The Audit Committee has a charter, which is available on our website at www.sunbiopharma.com.

All of the members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC. Our Board of Directors has determined that Jeffrey S. Mathiesen is qualified to serve as an audit committee financial expert, as that term is defined under the applicable rules of the SEC. Each member of the Audit Committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (the “Board”), as amended, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the Form 10-K for the fiscal year ended December 31, 2017 with management;

(2)

discussed with Cherry Bekaert LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards;

(3)

received and reviewed the written disclosures and the letter from Cherry Bekaert LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Cherry Bekaert LLP’s communications with the audit committee concerning independence, and the Audit Committee discussed with Cherry Bekaert LLP their independence from management and the Company; and

(4)

has considered whether the provision of services by Cherry Bekaert LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q are compatible with maintaining Cherry Bekaert LLP’s independence, and has determined that they are compatible and do not impact Cherry Bekaert LLP’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 to be filed with the Securities and Exchange Commission.

Audit Committee:
Jeffrey S. Mathiesen (Chair)
D. Robert Schemel
Paul W. Schaffer

Compensation Committee

The Compensation Committee reviews and recommends to our Board of Directors on an annual basis the goals and objectives relevant to the annual compensation of our executive officers in light of their respective performance evaluations. Our Compensation Committee is responsible for administering our 2011 Equity Incentive Plan, as amended and 2016 Omnibus Incentive Plan, including approval of individual grants of stock options and other awards. The Compensation Committee held six meetings during 2017. The Compensation Committee has a charter, which is available on our website at www.sunbiopharma.com.

Nominating and Governance Committee

The Nominating and Governance Committee is primarily responsible for identifying individuals qualified to serve as members of our Board of Directors, recommending individuals to our Board of Directors for nomination as directors and committee membership, reviewing the compensation paid to our non-employee directors and recommending adjustments in director compensation, as necessary, in addition to overseeing the annual evaluation of our Board of Directors. The Nominating and Governance Committee held one meeting during 2017. The Nominating and Governance Committee has a charter that is available on our website at www.sunbiopharma.com.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Certain Relationships and Related Party Transactions

The following is a summary of transactions since January 1, 2016 to which our Company has been a party and in which the amount involved exceeded $8,000, which is approximately 1% of the average of our total assets as of the ends of our last two completed fiscal years, and in which any of our directors, executive officers, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than the compensation arrangements that are described under the heading “Executive Compensation: Employment Agreements” below.

Our Chief Medical Officer, Suzanne Gagnon, is also a member of our Board of Directors. We are party to an employment agreement with Dr. Gagnon in substantially the same form as the employment agreements with the Executives described above under the heading “Executive Compensation: Employment Agreements.” Dr. Gagnon is eligible to participate in the other compensation and benefit programs generally available to our employees. Her employment agreement also includes customary confidentiality, non-competition and non-solicitation covenants. During 2016 and 2017, Dr. Gagnon received compensation from the Company amounting to $177,000 and $195,000, respectively. Under her employment agreement in effect for 2016, Dr. Gagnon was entitled to receive an initial annualized base salary equal to $360,000. Her employment agreement was amended to reduce her annualized base salary to $270,000, effective as of October 1, 2017. Dr. Gagnon’s employment agreement, as amended, would have entitled her to a potential payment equal to $385,046, which amount was based on the amount of compensation that she had accrued prior to September 30, 2017, as a result of any change of control of Qualified Offering (described further below) occurring on or before June 30, 2018. However, Dr. Gagnon waived all right to receive the potential payment pursuant to a waiver and third amendment to her employment agreement that became effective in February 2018.

Limitation of Liability of Directors and Officers and Indemnification

Our certificate of incorporation limits the liability of the directors to the fullest extent permitted by Delaware law.

Our bylaws provide that we will indemnify and advance expenses to the directors and officers to the fullest extent permitted by law or, if applicable, pursuant to indemnification agreements. They further provide that we may choose to indemnify other employees or agents of our Company from time to time. The Delaware General Corporation Law and the bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to our Company, regardless of whether the bylaws permit indemnification. We maintain a directors’ and officers’ liability insurance policy.

At present there is no pending litigation or proceeding involving any of the current or former directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Approval Policy

Our Board of Directors has adopted a written policy regarding transactions with related persons, which we refer to as our related party transaction approval policy. Our related party transaction approval policy requires that any executive officer proposing to enter into a transaction with a “related party” generally must promptly disclose to our Audit Committee the proposed transaction and all material facts with respect thereto. In reviewing a transaction, our Audit Committee will consider all relevant facts and circumstances, including (1) the commercial reasonableness of the terms, (2) the benefit and perceived benefits, or lack thereof, to us, (3) the opportunity costs of alternate transactions and (4) the materiality and character of the related party’s interest, and the actual or apparent conflict of interest of the related party.

Our Audit Committee will not approve or ratify a related party transaction unless it determines that, upon consideration of all relevant information, the transaction is beneficial to our Company and stockholders and the terms of the transaction are fair to our Company. No related party transaction will be consummated without the approval or ratification of our Audit Committee. It will be our policy that a director will recuse him- or herself from any vote relating to a proposed or actual related party transaction in which they have an interest. Under our related party transaction approval policy, a “related party” includes any of our directors, director nominees, executive officers, any beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing. Related party transactions exempt from our policy include transactions available to all of our employees and stockholders on the same terms and transactions between us and the related party that, when aggregated with the amount of all other transactions between us and the related party or its affiliates, involved less than one percent of the average of our Company’s total assets at yearend for the last two completed fiscal years.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee nor any director nominee proposed to become a member of the Compensation Committee is or has at any time during the last completed fiscal year been an officer or employee of our Company. None of our executive officers has served as a member of the board of directors or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors during the last completed fiscal year.

None of the members of the Compensation Committee is or has at any time during the last completed fiscal year been an officer or employee of our Company. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the last completed fiscal year.

DIRECTOR COMPENSATION

Directors who are also our employees receive no additional compensation for serving on our Board of Directors. During 2017, our Company reimbursed non-employee directors for out-of-pocket expenses incurred in connection with attending meetings of our Board of Directors and its committees. Our non-employee directors received no compensation during the year ended December 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of March 29, 2018 by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers, directors and director nominees as a group; and (iv) each other beneficial owner of 5% or more of our outstanding common stock. Ownership percentages are based on 4,093,852 shares of common stock outstanding as of the close of business on the same date.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. The table below includes the number of shares underlying options that are exercisable within 60 days from March 29, 2018. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Sun BioPharma, Inc., 712 Vista Blvd #305, Waconia, Minnesota 55387.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Executive Officers and Directors
Michael T. Cullen	453,451	(a)	10.8%
David B. Kaysen	65,525	(b)	1.6%
Scott Kellen	32,525	(c)	*
Suzanne Gagnon	94,875	(d)	2.3%
Dalvir S. Gill	20,800	(e)	*
Jeffrey S. Mathiesen	26,800	(e)(f)	*
J. Robert Paulson, Jr.	20,800	(e)	*
Paul W. Schaffer	149,337	(g)(h)	3.6%
D. Robert Schemel	392,882	(i)	9.5%
All directors and current executive officers as a group (9 persons)	1,256,995	(j)	28.2%

Ryan R. Gilbertson 1675 Neal Ave Delano, MN 55328	604,531	(k)(h)	14.7%
Paul M. Herron 105 Cypress Lagoon Court Ponte Vedra Beach, FL 32082	245,486	(l)	6.0%

*	Less than 1 percent.
(a)	Includes 194,576 shares held by the Cullen Living Trust and 89,375 shares subject to stock options and 7,500 shares subject to warrants.
(b)	Includes 58,025 shares subject to stock options and 2,500 shares subject to warrants.
(c)	Includes 25,275 shares subject to stock options and 2,750 shares subject to warrants.
(d)	Includes 1,000 shares held by the Gagnon Family Trust, 49,375 shares subject to stock options and 1,500 shares subject to warrants.
(e)	Includes 20,800 shares subject to stock options.
(f)	Includes 3,000 shares subject to warrants.
(g)

Includes 18,909 shares held by the Paul Shaffer Trust, 30,800 shares subject to stock options, 5,000 shares subject to warrants and an estimated 5,208 shares issuable upon the holder’s election pursuant to a convertible promissory note.

(h)

Upon a “qualified financing,” the convertible promissory note(s) beneficially owned would instead automatically convert into common stock at the foregoing price per share or (if less) a price representing a 33% discount from either (a) the price per share of common stock (if any) offered in such financing or (b) the closing price of issuer common stock on the date the material terms of such financing are first publicly announced, subject to reporting person's right to elect an alternate conversion into the securities then offered at a 10% discount to the price paid in the financing. Upon a corporate transaction, the convertible promissory note would automatically convert into common stock at a price equal to $30 million divided the number of issuer common stock then outstanding (calculated on a fully-diluted basis).

(i)	Includes 282,654 shares held by spouse and 20,800 shares subject to stock options.
(j)	Includes 336,050 shares subject to stock options, 22,250 shares subject to warrants and an estimated 5,208 shares issuable pursuant to a convertible promissory note.
(k)

Includes 28,000 shares held by Total Depth Foundation and an estimated 20,830 shares issuable upon the holder’s election pursuant to a convertible promissory note held by Northern Capital Partners I, LP., of which Mr. Gilbertson is the chief manager.

(l)	Includes 41,486 shares held jointly with spouse and 20,000 shares subject to warrants.

EXECUTIVE COMPENSATION

Base salaries for each of our named executive officers were initially established based on arm’s-length negotiations with the applicable executive. Our Compensation Committee reviews our executive officers’ salaries annually. When negotiating or reviewing base salaries, the Compensation Committee expects to consider market competitiveness based on their market experience, the executive’s expected future contribution to our success and the relative salaries and responsibilities of our other executives. All three of our Company’s continuing executive officers were employed by the Company during the most recent completed fiscal year.

Summary Compensation Table

The following table provides information regarding the compensation earned for fiscal year 2017 and fiscal year 2016 by our named executive officers:

Name and principal position	Fiscal Year	Salary ($)	Option awards ($)(a)	Total ($)
Michael T. Cullen	2017	208,000	–	208,000
Executive Chairman	2016	199,364	145,248	344,612

David B. Kaysen	2017	302,500	–	302,500
President and Chief Executive Officer	2016	248,859	1,016,736	1,265,595

Scott Kellen	2017	173,333	–	173,333
Chief Financial Officer and Vice President of Finance	2016	209,046	435,744	644,790

(a)

The values of option awards in this table represent the fair value of such awards granted during the fiscal year, as computed in accordance with FASB ASC 718. The assumptions used to determine the valuation of the awards are discussed in Note 9 to our consolidated financial statements, included in our annual report on Form 10-K for the fiscal year ended December 31, 2017.

Outstanding Equity Awards as of December 31, 2017

		Option Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration Date
Michael T. Cullen	3/5/2015	80,000	–		3.18	3/5/2025
	12/12/2016	7,500	7,500	(a)	15.10	12/12/2026

David B. Kaysen	12/12/2016	12,500	12,500	(a)	15.10	12/12/2026
	12/12/2016	42,400	37,600	(b)	15.10	12/12/2026

Scott Kellen	12/12/2016	7,500	7,500	(a)	15.10	12/12/2026
	12/12/2016	15,900	14,100	(b)	15.10	12/12/2026

(a)	Scheduled to vest in eight equal installments on the last day of each calendar quarter, starting March 31, 2017.
(b)

Vests proportionately based on cash proceeds received by, or contractually obligated to be remitted to, the Company after June 1, 2016 and before December 31, 2018 from any transaction, excluding certain internal operating-related cash flows.

Employment Agreements

We are party to employment agreements with our Executive Chairman, President and Chief Executive Officer, and Chief Financial Officer (collectively, the “Executives”). In addition to the specific terms summarized below, each of the Executives is eligible to participate in the other compensation and benefit programs generally available to our employees, including our other executive officers. Each employment agreement also includes customary confidentiality, non-competition and non-solicitation covenants.

In accordance with the employment agreements, the base salary of each Executive is reviewed annually by the Compensation Committee of our Board of Directors. The committee may authorize an increase for the applicable year, but may not reduce an Executive’s base salary below its then-current level other than with the Executive’s consent or pursuant to a general wage reduction in respect of substantially all of our executive officers.

In October 2017, we further amended the employment agreements with the Executives. For Dr. Cullen and Mr. Kaysen, the amendments established new annual base salaries representing a 25% reduction from prior levels, each effective as of October 1, 2017. Mr. Kellen’s annual base salary remained unchanged. Each amendment further discontinued the “accrued compensation” provision that had been introduced in earlier amendments to the Executives’ employment agreements.

As a result of the amendments, each of the Executives continued to be eligible to receive a cash payment (each, a “Contingent Payment”) in an amount equal to the amount that previously accumulated under the “accrued compensation” provision through September 30, 2017. The cash payment would have become due upon a change of control (as defined in each employment agreement) or our issuance of equity securities (including any securities that are convertible into or exercisable for equity securities) resulting in gross cash proceeds of $10,000,000 or more (a “Qualified Offering”). If neither a change of control nor a Qualified Offering had occurred on or before June 30, 2018, then the right to cash payment would have been be forfeited.

If, on or before June 30, 2018, the Company had closed an underwritten public offering of its securities that includes shares of common stock (whether or not such offering is a Qualified Offering), including the offering contemplated by this prospectus, then each of the Executives would have, in lieu of cash payment, instead received one or more equity awards under the 2016 Plan. The equity awards would have been in the form of an option to purchase shares of common stock and a potential additional award of shares of common stock. Pursuant to the amendments, each Executive had agreed to automatically waive their rights to the cash payment discussed above in exchange for the equity awards. The number of shares underlying the potential stock option would have been determined at the time the Company closed an underwritten public offering and would have been based on the amount of each Employee’s potential cash payment amount (identified above) divided by the value of an option to purchase a single share of common stock determined using a Black-Scholes option valuation model. The exercise price for each option award would have equaled “fair market value” as of the grant date determined in accordance with the 2016 Plan. If the number of shares underlying the option award were limited by the 2016 Plan, then the remainder would have been issued in the form of a stock award.

Effective February 27, 2018, we entered into a Waiver and Third Amendment with each of the Executives, which waived all right to receive the Contingent Payment. These amendment also entitled Dr. Cullen, Mr. Kaysen and Mr. Kellen to new ten-year options under our 2016 Plan to purchase up to 100,000 shares, 50,000 shares, and 25,000 shares of our common stock, respectively, at an exercise price equal to fair market value as of the date of grant.

Executive Chairman

Under his employment agreement, Dr. Cullen was entitled to receive an initial annualized base salary equal to $384,000. As discussed above, Dr. Cullen’s employment agreement was amended to reduce his annualized base salary to $288,000, effective as of October 1, 2017. Notwithstanding the foregoing, Dr. Cullen received a portion of his monthly salary in cash and the remainder was accrued between October 1, 2015 and September 30, 2017. In lieu of the accrued amount, Dr. Cullen’s employment agreement had entitled him to a Contingent Payment equal to $410,136 as a result of any change of control or Qualified Offering on or before June 30, 2018, as discussed in more detail above. Dr. Cullen waived all right to receive the Contingent Payment in February 2018.

Dr. Cullen is eligible to receive an annual performance-based cash bonus with a target amount equal to no less than 45% of his base salary. Payment of the bonus amount will be subject to achievement of metrics to be established by our Board of Directors and Dr. Cullen’s continued employment with the Company through the end of the applicable cash bonus period. Neither our Board of Directors nor its Compensation Committee established such performance criteria for 2017 and therefore no cash bonus was paid.

President and Chief Executive Officer

Under his employment agreement, Mr. Kaysen is entitled to receive an initial annualized base salary equal to $420,000. Notwithstanding the foregoing, Mr. Kaysen received a portion of his monthly salary in cash and the remainder was accrued between March 1, 2016 and September 30, 2017. In lieu of the accrued amount, Mr. Kaysen’s employment agreement had entitled him to a Contingent Payment equal to $201,599 as a result of any change of control or Qualified Offering on or before June 30, 2018, as discussed in more detail above. Mr. Kaysen waived all right to receive the Contingent Payment in February 2018.

Mr. Kaysen is eligible to receive an annual performance-based cash bonus with a target amount equal to no less than 60% of his base salary. Payment of the bonus amount will be subject to achievement of metrics to be established by our Board of Directors and Mr. Kaysen’s continued employment with the Company through the end of the applicable cash bonus period. Neither our Board of Directors nor its Compensation Committee established such performance criteria for 2017 and therefore no cash bonus was paid. Mr. Kaysen is also eligible to receive cash bonuses of (i) $260,000 upon the completion of a Qualified Financing and (ii) $36,000 upon the completion of certain other objectives specified in his employment agreement. Mr. Kaysen had satisfied the objectives of the bonus amount of $36,000 during the first quarter of 2016, payment of which has also been deferred until the completion of a Qualified Financing.

In December 2016, Mr. Kaysen received an option to purchase an aggregate of 80,000 shares of our common stock at an exercise price of $15.10 per share. Such option, vests proportionately based on cash proceeds received by, or contractually obligated to be remitted to, the Company after June 1, 2016 and before December 31, 2018 from any transaction, excluding certain internal operating-related cash flows. The performance criteria was 22% satisfied on the date of grant, resulting in vesting of the option as to 17,600 shares. On March 17, 2017, the Compensation Committee certified the further satisfaction of the performance criteria as a result of the sale of convertible promissory notes in February and March 2017 resulting in gross proceeds of $3.1 million. Upon completion of the sale of those convertible promissory notes, the option became exercisable for a total of 42,400 shares or 53% of the total underlying shares.

Chief Financial Officer

Under his employment agreement, Mr. Kellen is entitled to receive an initial annualized base salary equal to $240,000. Notwithstanding the foregoing, Mr. Kellen received a portion of his monthly salary in cash and the remainder was accrued between March 1, 2016 and September 30, 2017. In lieu of the accrued amount, Mr. Kaysen’s employment agreement had entitled him to a Contingent Payment equal to $97,208 as a result of any change of control or Qualified Offering on or before June 30, 2018, as discussed in more detail above. Mr. Kellen waived all right to receive the Contingent Payment in February 2018.

Mr. Kellen is eligible to receive an annual performance-based cash bonus with a target amount equal to no less than 40% of his base salary. Payment of the bonus amount will be subject to achievement of metrics to be established by our Board of Directors and Mr. Kellen’s continued employment with the Company through the end of the applicable cash bonus period. Neither our Board of Directors nor its Compensation Committee established such performance criteria for 2017 and therefore no cash bonus was paid.

In December 2016, Mr. Kellen received an option to purchase an aggregate of 30,000 shares of our common stock at an exercise price of $15.10 per share. Such option, vests proportionately based on cash proceeds received by, or contractually obligated to be remitted to, the Company after June 1, 2016 and before December 31, 2018 from any transaction, excluding certain internal operating-related cash flows. The performance criteria was 22% satisfied on the date of grant, resulting in vesting of the option as to 6,600 shares. On March 17, 2017, the Compensation Committee certified the further satisfaction of the performance criteria as a result of the sale of convertible promissory notes in February and March 2017 resulting in gross proceeds of $3.1 million. Upon completion of the sale of those convertible promissory notes, the option became exercisable for a total of 15,900 shares or 53% of the total underlying shares.

Potential Payments Upon Termination or Change-in-Control

Under their respective employment agreements, if an Executives’ employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or by the Executive for “good reason” (as defined in the applicable employment agreement), then the Executive will be eligible to receive an amount equal to his respective annualized salary plus an amount equal to a prorated portion of his cash bonus target for the year in which the termination occurred, in addition to other amounts accrued on or before the date of termination. If any such termination occurs within six months prior or two years after a “change of control” (as defined in the applicable employment agreement), then Dr. Cullen and Mr. Kellen would instead receive an amount equal to his respective annualized salary, plus an amount equal to his full cash bonus target for the year in which the termination occurred. Upon a similar termination, Mr. Kaysen would receive an amount equal to 1.5 times his annualized salary, plus an amount equal to his full cash bonus target.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Cherry Bekaert LLP to serve as our independent registered public accounting firm for fiscal year 2018, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be supervised by the Audit Committee and recommended to the Board of Directors for appointment and, if necessary, removal, our Board of Directors considers the selection of an independent registered public accounting firm to be a matter of stockholder concern and considers this proposal to be an opportunity for stockholders to provide direct feedback. Cherry Bekaert LLP has served as the Company’s independent registered public accounting firm since 2015.

Notwithstanding its selection of Cherry Bekaert LLP, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the committee believes that such a change would be in the best interests of our Company and its stockholders. If the appointment of Cherry Bekaert LLP is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Cherry Bekaert LLP are not expected to be present at the Annual Meeting.

Required Vote and Board Recommendation

Provided that a quorum is present, approval of this proposal will require the number of votes cast in favor to exceed the number of votes cast in opposition.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for 2018.

Audit Fees

Cherry Bekaert LLP served as our independent registered public accounting firm for the year ended December 31, 2017 and 2016. The following table presents the aggregate fees for professional services provided by Cherry Bekaert LLP related to 2017 and 2016:

	Year Ended
	December 31, 2017	December 31, 2016
Audit Fees(a)	$134,650	$111,500
Total	$134,650	$111,500

(a)

Reflects the fees approved by Sun BioPharma, Inc. and billed or to be billed by Cherry Bekaert LLP with respect to services performed for the audit for the applicable fiscal year. For 2017, this amount includes $30,000 for services and consents procedures in connection with the filing of a registration statement on Form S-1.

“Audit Fees” consisted of fees for the audit of our annual consolidated financial statements, including audited consolidated financial statements presented in our annual report on Form 10-K, review of the consolidated financial statements presented in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.

Pre-approval Policy

The Audit Committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the Audit Committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In 2017, all fees identified above under the captions “Audit Fees” that were billed by Cherry Bekaert LLP were approved by the Audit Committee in accordance with SEC requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 2017, except for one Form 4 reporting a common stock option award to Dr. Gagnon.

OTHER MATTERS

The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in the year 2019 that are requested to be included in the proxy statement for that meeting must be received by us at our principal executive office no later than December 17, 2018. We must receive any other stockholder proposals intended to be presented, and any director nominees for election, at the annual meeting of stockholders in the year 2019 at our principal executive office no earlier than January 22, 2019 and no later than February 21, 2019. Upon timely receipt of any such proposal we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Our management knows of no matters other than the foregoing to be brought before the Annual Meeting. However, this proxy gives discretionary authority in the event that additional matters should be presented.

ADDITIONAL INFORMATION

Our annual report on Form 10-K, including our financial statement and the notes thereto, for the year ended December 31, 2017, accompanies the delivery of this proxy statement and a copy of such annual report, as filed with the SEC, is available on the SEC’s Internet site, www.sec.gov, and our corporate website, www.sunbiaopharma.com, under “Investor Relations.”

We will provide a copy of the Form 10-K and/or the exhibits to the Form 10-K upon written request and payment of specified fees. The written request for such Form 10-K and/or Exhibits should be directed to Scott Kellen, Chief Financial Officer and Secretary at:

Sun BioPharma, Inc. 712 Vista Boulevard #305 Waconia, Minnesota 55387

Such request must set forth a good faith representation that the requesting party was a holder of record or a beneficial owner of our common stock as of the Record Date. The annual report on Form 10-K complete with exhibits and the proxy statement are also available at no cost through the EDGAR database available from the Securities and Exchange Commission’s internet site (www.sec.gov), and at https://www.rdgir.com/sun-biopharma-inc.

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy

and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting of Stockholders to be held on May 22, 2018 at 2:30 pm Central Time at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota.

Please Mark, Date, Sign and Return Promptly in the Enclosed Envelope.

Annual Meeting Proxy Card - Sun BioPharma, Inc. Common Stock

DETACH PROXY CARD HERE TO VOTE BY MAIL

The Board of Directors recommends you vote FOR all of the following director nominees:

(1)     Election of Class II Directors:

FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAME BELOW:

01 Michael Cullen, M.D., M.B.A 02 D. Robert Schemel

The Board of Directors recommends you vote FOR proposals 2:

(2)     To ratify the selection of Cherry Bekaert LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

FOR	AGAINST	ABSTAIN

NOTE: If any other matters properly come before the Annual Meeting of Stockholder calling for a vote of stockholders, then the shares represented by this proxy may be voted by the proxy holders in accordance with their best judgment.

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address.

* SPECIMEN *	AC:ACCT999	90.00

SUN BIOPHARMA, INC.

Annual Meeting of Stockholders

May 22, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on May 22, 2018

The Notice, Proxy Statement and Annual Report for 2018 are available at
https://www.rdgir.com/sun-biopharma-inc

SUN BIOPHARMA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David B. Kaysen and Scott Kellen, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes such proxies to represent and to vote, as designated on the reverse, all shares of common stock of Sun BioPharma, Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2018, located at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota and any adjournment or postponement thereof upon matters set forth in the proxy statement and, in their discretion, upon any other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please check here if you plan to attend the Annual Meeting of Stockholders on May 22, 2018 at 2:30 p.m. (Local Time). ☐

(Continued and to be signed on Reverse Side)